BOLT PROJECTS HOLDINGS REPORTS Q1 2025 FINANCIAL RESULTS
●In the first quarter of 2025, Vegan Silk Technology Platform revenues grew nine-fold year-over-year to $0.2 million, with gross margins at breakeven despite shipping only modest amounts in the period
●For full year 2025, Vegan Silk Technology Platform revenues are projected to reach at least $4.5 million, supported by multi-year supply agreements and customer expansion
●For full year 2026, Vegan Silk Technology Platform revenues are projected to reach at least $9.0 million, reflecting a growing customer base and successful product adoption
●Bolt’s goal remains to achieve long-term, sustainable profitability through revenue growth, operational efficiencies, and cost of goods sold reductions

Berkeley, California – May 12, 2025
Introduction
Bolt Projects Holdings, Inc. (“Bolt,” “Bolt Projects” or the “Company”) (Nasdaq: BSLK), which develops and produces innovative biomaterials for the beauty and personal care industry, reported its financial results for the first quarter ended March 31, 2025 and provided a business update.

“We saw strong repeat order volume from existing customers coupled with continued growth in our sales pipeline. This combination will aid us in achieving our goal of becoming free cash flow positive,” said Dan Widmaier, Bolt Projects Chairman and CEO. “We continue to be optimistic about the future of the Vegan Silk Technology Platform, which is designed to provide both customers and consumers with sustainable, high-performance alternatives in the beauty and personal care market.”
Market Traction
Since Bolt last reported financial results, the Company has seen both meaningful new customer wins as well as strong initial reorders from recent launches over the past year. Bolt added two new customers in high-impact skincare and haircare segments; both leveraged Bolt’s Vegan Silk™ Technology Platform to power new functional product innovation. In parallel, continued success from recent launches led to first-quarter reorders, signaling strong early market adoption and product validation.

●BF Brands launched Mderm + Silk moisturizer in the first quarter of 2025. Mderm was formulated by board-certified dermatologist Dr. Nancy Franklin. Franklin saw a need for a

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moisturizer that offered compelling performance while at the same time avoiding petroleum products, hormone disruptors or harmful chemicals and believed Bolt’s Vegan Silk Technology Platform offered the right solution.
●Bolt added another disruptive, independent (“indie”) brand to its haircare customers as well in the quarter with a product launch scheduled for early in 2026. While both the company and the product will be announced when they debut, this offering expands Bolt’s coverage in the haircare segment into scalp health and a new dispensing system (aerosol).

“The pipeline continues to mature, setting Bolt up for strong revenue growth expected in 2026 and beyond,” said Bolt President Cintia Nardi. "Customer needs, consumer preference and regulatory pressures all mitigate against silicones and other pervasive materials, improving demand for high-performance, sustainable alternatives. We believe customers see biotech as the solution to these problems, positioning Bolt to capture meaningful market share in the years ahead.“

In addition, Bolt saw reorders from all product launches in the past twelve months, including Freaks of Nature’s™ Daily Defender SPF30 and Peak Performance SPF50 and Haus Labs’ B Structural Volumizing + Lengthening Mascara. Notably, strong early demand for Goddess Maintenance Company’s Biotech Blowout™ Leave-In Restorative Hair Mask has led to validate the reordering volumes for 2025 after their successful Launch at the beginning of April 2025.

“The three main launches over the past year have met market expectations and are performing as anticipated,” said Nardi. “Even more promising, reorders for these new offerings are tracking at the high end of our projected range for the year. As launches continue to drive repeat demand in the consumable beauty and personal care space, we’re confident this momentum will translate into continued business growth alongside our customers’ success.”
Operational Scalability & Supply Chain
Bolt is fully prepared to scale production in 2025 to meet rising customer demand.
The current supply chain is built for volume, flexibility, and resilience and is capable of supporting more than ten times 2024’s output, while maintaining cost-effectiveness and reliability. With tariff uncertainty top of mind, Bolt’s global supply architecture has been intentionally designed for flexibility, including geographic optionality. Further, management continues to expect double-digit reductions in cost of manufacturing per kilogram, aligned with volume growth and ongoing process optimization.

“Delivering better pricing to our customers over time as we capture volume benefits is a key assumption of Bolt’s business model,” said Widmaier. “We expect to balance delivering

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appropriately competitive prices with increasing gross margins, working toward our long-term gross margin target of 60% over time. This strategy allows us to deliver shareholders and consumers, while achieving our mission: ‘Way Better Materials for a Way Better World’.”

“Success in the beauty and personal care industry depends on the ability to deliver products where and when customers need them,” continued Widmaier. “Bolt’s production and supply chain strategy is built with scalability, cost optimization, and long-term tariff resilience in mind.”
We believe we are well-positioned to serve global customers reliably while achieving our target margins” said Nardi, “we remain focused on achieving the profitability we believe is possible - building on the strength of our platforms, our partnerships, and our performance.”
Research and Development
Research and Development is at the heart of Bolt’s competitive advantage. Bolt continues to expand its intellectual property portfolio, which grew by 7 granted patents in the first quarter of 2025 to reach 75 total granted patents, and 114 pending applications. Bolt continues to file new patents, particularly in Beauty and Personal Care, reinforcing Bolt’s commitment to innovation and market leadership.

"We continue to diligently work to expand the Vegan Silk Technology Platform in ways that offer our customers more compelling products," said David Breslauer, Chief Product and Technology Officer of Bolt Projects. "The power of Bolt’s biotech-based business model is that we can create proprietary molecules that enhance performance claims while meeting regulatory challenges and evolving consumer preferences. We partner with brands on exclusive biotech development to support their growth, empowering them to create differentiated, high-impact formulations while reinforcing their commitment to environmental health and sustainability."
Corporate Milestones
In addition to the progress above for the Vegan Silk Technology Platform, the first quarter of 2025 saw a number of important developments for Bolt.

●On February 13, 2025, Bolt entered into a common stock purchase agreement with Triton. On March 31, 2025 the Company issued 342,842 shares of common stock subject to payment from Triton. The Company recorded an estimate of $1.3 million to additional paid-in capital within stockholders' equity for the proceeds pending.
●Subsequent to an affirmative shareholder vote at a special meeting convened on April 9, Bolt completed a 20-to-1 reverse stock split on April 22, 2025.
Financial Results for the First Quarter Ended March 31, 2025

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Revenues. Revenues for the first quarter of 2025 were approximately $171 thousand compared to revenues of $19 thousand in the first quarter of 2024. Revenues in the first quarter of 2025 were primarily related to ongoing shipments to support Bolt’s strategic partnership with Goddess Maintenance Company and reorders from last year's launches.

Cost of Revenues. Cost of revenues for the first quarter of 2025 was approximately $172 thousand with a break-even gross margin, compared to cost of revenues of $65 thousand for the first quarter of 2024 with a negative gross margin, primarily due to an adjustment to the carrying cost of inventory in the first quarter of 2024.

Operating Expenses. Operating expenses were approximately $5.4 million in the first quarter of 2025 compared to operating expenses of $5.2 million in the first quarter of 2024. The Company saw higher spending overall in operations, excluding bridge note issuance costs and stock-based compensation expense, to support growth of the business.

●In research and development, increases were driven by the delivery of a new material (xl-silk™) and new substantiated cosmetic active claims for b-silk™.
●In sales and marketing, increases were driven primarily by personnel and branding costs as Bolt expanded its marketing efforts and participation on industry digital platforms and trade shows.
●In general and administrative, the increase was primarily due to higher costs for Bolt as a public company.

Operating Loss and Net Loss. Operating loss and net loss were approximately $5.4 million and $6.0 million, respectively, for the first quarter of 2025, compared to operating loss and net loss of $5.3 million and $6.6 million, respectively, for the first quarter of 2024. While operating loss was roughly flat year over year, net loss in the first quarter of 2025 decreased comparatively due to decreased remeasurement losses on the Bolt’s shared-based liabilities in the first quarter of 2024.

Adjusted EBITDA. Adjusted EBITDA was approximately ($3.1) million in the first quarter of 2025, compared to ($2.5) million for the first quarter of 2024.

Net Loss per Share. Basic and diluted net loss per share was ($3.00) for the first quarter of 2025 compared to ($28.22) for the first quarter of 2024.

Cash and Cash Equivalents. As of March 31,2025, the Company had $1.0 million in cash and cash equivalents compared to $3.5 million as of December 31, 2024.

Financial Outlook

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Bolt projects at least $4.5 million in revenues for 2025 and at least $9.0 million in revenues for 2026.

In addition, Bolt anticipates gross profit will be positive for the full year 2025 and 2026.

Forward-Looking Statements
Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: the Company’s history of losses and negative cash flows and the need for substantial capital raise; the Company’s ability to generate sufficient cash to service all of its debt obligations; the Company’s history of net losses and ability to achieve or maintain profitability in the future; the Company’s ability to meet the listing requirements of Nasdaq could result in a delisting of its common stock; the Company ability to execute its business plan and adequately control its expenses or raise additional capital on favorable terms, if at all; the Company’s dependence on sales of its b-silk™ product; the Vegan Technology Platform and future products may not achieve market success and the Company many be unable to generate significant revenues; the Company’s reliance on a single or limited manufacturing partners and manufacturing facilities for the production of b-silk™; the Company’s reliance on a limited number of customers, distributors and collaboration partners; certain contracts granting exclusivity rights which limit the Company’s ability to sell products in certain markets; substantial competition from incumbent materials and new market entrants; identified weaknesses in the Company’s internal control over financial reporting; the Company’s ability to protect adequately its patents and other intellectual property assets; the Company’s reliance on trade secrets to protect its technology; and the other risks and uncertainties discussed under the caption “Risk Factors” included in the Company’s prospectus on Form 424(b)(3) filed with the SEC on April 4, 2025, as such factors may be updated from time to time in its other filings with the SEC, including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which are accessible on the SEC’s website at www.sec.gov and the Financials section of the Company’s website at www.boltprojectsholdings.com.
The Company cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. The Company undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.
Non-GAAP Financial Measures

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In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including EBITDA, Adjusted EBITDA, and free cash flow.
The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of EBITDA and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company uses free cash flow as an indication of the strength of the Company and its ability to generate cash. The Company believes free cash flow is meaningful to investors as a useful measure of liquidity. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use EBITDA, Adjusted EBITDA, and free cash flow in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.
The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, free cash flow should not be understood to mean that the entire free cash flow amount is available for discretionary expenditures.
EBITDA is defined as net income (loss) adjusted for interest expense and depreciation. Adjusted EBITDA is defined as net income (loss) adjusted for interest expense and depreciation and amortization, loss on extinguishment on convertible notes, non-cash fair value remeasurements of convertible notes, warrant and share-based liabilities, bridge note issuance costs, restructuring costs, and stock-based compensation. The Company defines free cash flow as net cash provided by (used in) operating activities less payments for capital expenditures.
EBITDA, Adjusted EBITDA, and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use EBITDA, Adjusted EBITDA, and free cash flow (and similarly titled financial measures) in the

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same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.
About Bolt Projects Holdings

Bolt Projects develops and produces innovative biomaterials for the beauty and personal care industry. The Company is built on biomaterials platforms that aim to disrupt and transform high-volume consumer goods industries. Bolt Projects is a pioneer in the consumer biomaterials space. The Company’s Vegan Silk Technology Platform produces b-silk and other offerings for the beauty and personal care industry that are fully vegan and biodegradable. These versatile ingredients have been on the market since 2019. Its intellectual property portfolio is anchored by 75 granted patents and 114 pending patent applications.

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BOLT PROJECTS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2025 (Unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$984	$3,512
Accounts receivable	993	870
Inventory	1,588	1,760
Prepaid expenses and other current assets	1,502	2,593
Total current assets	5,067	8,735
Property and equipment, net	33	21
Deferred transaction costs	171	—
Other non-current assets	3,489	3,474
Total assets	$8,760	$12,230
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$780	$413
Accrued expenses and other current liabilities	3,632	3,499
Excise tax payable	2,805	2,925
Total current liabilities	7,217	6,837
Long-term debt, non-current	13,100	13,186
Public placement warrant liability	83	267
Related party private placement warrant liability	744	133
Other non-current liabilities	52	417
Total liabilities	21,196	20,840
Total stockholders’ deficit	(12,436)	(8,610)
Total liabilities and stockholders’ deficit	$8,760	$12,230

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BOLT PROJECTS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2025	2024 (Revised)(1)
Revenue	$171	$19
Cost of revenue	172	65
Gross loss	$(1)	$(46)

Operating expenses:
Research and development	925	413
Sales and marketing	120	61
General and administrative	4,354	4,752
Total operating expenses	5,399	5,226
Loss from operations	(5,400)	(5,272)
Total other income (expense), net	(559)	(1,322)
Loss before income taxes	(5,959)	(6,594)
Income tax provision	—	—
Net loss	$(5,959)	$(6,594)

Other comprehensive income:
Reporting currency translation	2	23
Comprehensive loss	$(5,957)	$(6,571)

Net loss per share, basic and diluted	$(3.00)	$(28.22)
Weighted-average common shares outstanding, basic and diluted	1,985,621	233,660
(1) Certain expenses previously recorded as research and development were related to activities that should be recorded as general and administrative. As a result, management has corrected this error by reducing research and development expense by $0.2 million, and increasing general and administrative expense by $0.2 million for the three months ended March 31, 2024. This classification adjustment was made to better reflect the nature of the expenses in accordance with U.S. GAAP. The misclassification had no impact on the Company’s total operating expenses, net loss, or earnings per share.

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BOLT PROJECTS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended March 31,
	2025	2024 (Revised)
GAAP net loss	$(5,959)	$(6,594)
Interest expense	321	287
Depreciation	1	—
EBITDA	(5,637)	(6,307)
Non-GAAP adjustments:
Non-cash fair value remeasurements of convertible notes, warrant, and share-based liabilities (2)	427	1,252
Bridge note issuance costs (3)	—	2,482
Stock-based compensation	2,131	98
Adjusted EBITDA	(3,079)	(2,475)
(1) Certain expenses previously recorded as research and development were related to activities that should be recorded as general and administrative. As a result, management has corrected this error by reducing research and development expense by $0.2 million, and increasing general and administrative expense by $0.2 million for the three months ended March 31, 2024. This classification adjustment was made to better reflect the nature of the expenses in accordance with U.S. GAAP. The misclassification had no impact on the Company’s total operating expenses, net loss, or earnings per share.
(2) Includes the following:
•Remeasurement of share-based termination liability of zero and ($0.2) million for the three months ended March 31, 2025 and March 31, 2024, respectively.
•Remeasurement of related party convertible notes of zero and $0.2 million for the three months ended March 31, 2024 and March 31, 2025, respectively.
•Remeasurement of convertible notes of zero and $1.2 million for the three months ended March 31, 2024 and March 31, 2025, respectively.
•Remeasurement of public placement warrant liability of ($0.2) million and zero for the three months ended March 31, 2024 and March 31, 2025, respectively.
•Remeasurement of related party private placement warrant liability of $0.6 million and zero for the three months ended March 31, 2024 and March 31, 2025, respectively.
(3) Includes Bridge Convertible Notes issuance costs of zero and $2.5 million included in operating expenses within general and administrative expenses for the three months ended March 31, 2025 and March 31, 2024, respectively.

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Contacts
For Bolt Projects Holdings Media Inquiries:
press@boltthreads.com
For Bolt Projects Holdings Investor Inquiries:
investors@boltthreads.com

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